UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2016

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Hi-Tech Park 2/4 Givat Ram, PO Box 39098, Jerusalem, Israel	91390
(Address of Principal Executive Offices)	(Zip Code)

+972-2-566-0001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d)	election of directorS

On January 13, 2016, the Board of Directors of Oramed Pharmaceuticals Inc., or the Company, increased the size of the Board of Directors by one and appointed Ms. Xiaopeng Li as a member of the Company's Board of Directors effective January 13, 2016.

Ms. Li, age 31, is currently a Director of the Chairman’s Office in Hefei Tianmai Biotechnology Development Co. Ltd, or HTBT, where she has served as the head of the financing and investment activities since 2013. Ms. Li also has served as Chief Financial Officer of Hi-Tech Brain Investment Company Limited, an affiliated company of HTBT, since 2015. Prior to that she was a senior auditor in the Shanghai Branch of Ernst & Young Hua Ming LLP, where she served for four years. Ms. Li holds a Bachelor degree from the College of Economics, Anhui University, a Master of Accounting degree from Monash University, Australia, and a Master of Management degree from Central Queensland University, Australia.

Ms. Li was appointed pursuant to the terms of the Securities Purchase Agreement between the Company and Hefei Tianhui Incubation of Technologies Co. Ltd., dated November 30, 2015.

The Company has not yet determined if Ms. Li will serve on any of its Board committees.

As remuneration for her service as a director, Ms. Li will receive the same fees as the Company's other non-executive directors, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, or the Form 10-K. In addition, the Company expects to enter into an indemnification agreement with Ms. Li on substantially the same terms as the agreements previously entered into between the Company and each of its other directors and executive officers, the form of which is incorporated by reference as an exhibit to the Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

January 20, 2016	By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
	Title:	President and CEO

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